                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 6-K


REPORT OF FOREIGN ISSUER PURSUANT TO SECTION 13a-16 OR 15d-16
                     OF THE SECURITIES EXCHANGE ACT OF 1934

            For the Month Ended                    Commission file number
            June 2000                              0-14884


            Exact name of the registrant as specified in its charter

                              SAND TECHNOLOGY INC.
              (formerly Sand Technology Systems International Inc.)

                          Jurisdiction of Incorporation
                                     CANADA

                     Address of principal executive offices:

                     4141 SHERBROOKE STREET WEST, SUITE 410
                        WESTMOUNT, QUEBEC, CANADA H3Z 1B8

                            TELEPHONE (514) 939-3477


      Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

            Form 20-F   X                    Form 40-F
                      -----                            -----

      Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.
            Yes  _____                       No   X
                                                -----

      If "Yes" is marked, indicated below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82- N/A .


                           Total number of pages is 9.

[LOGO]

                                     Contact:
                                     Vice President, Finance & Administration
                                     (514) 939-3477.info@sandtechnology.com

PRESS RELEASE


FOR IMMEDIATE RELEASE: TUESDAY, JUNE 6, 2000
TO: PR NEWSWIRE, NEW YORK, IRW (INC. DOW & REUTERS)


               SAND TECHNOLOGY INC. REPORTS THIRD QUARTER RESULTS

           NUCLEUS QUARTERLY SALES TOP $2M FOR FIRST TIME IN HISTORY.

MONTREAL, CANADA, June 6, 2000 - - - SAND TECHNOLOGY INC. (NASDAQ: SNDT) today reported a net loss for its fiscal quarter ended April 30, 2000 of $(1,841,867) or $(0.21) per share on sales of $2,042,918 as compared to earnings of $55,380 or $0.01 per share on sales of $868,855 for the third quarter ended April 30, 1999. Losses from operations were $(1,712,502) for the third quarter of fiscal 2000 as compared to a loss of $(172,941) for the third quarter of fiscal 1999.

Arthur Ritchie, President and Chief Executive Officer, noted that "this quarter marks a real milestone in the market acceptance of Sand's Nucleus product suite. Not only did Sand more than double its sales revenues over the same quarter last year, it is the first time Nucleus product sales have surpassed the $2 Million mark in a quarter. Sales in the current quarter were almost the same as in the entire previous fiscal year."

Mr. Ritchie added that "Sand has an order backlog of over $2 million for the Nucleus product suite going forward and has added ten new customers during the third quarter. We are continuing to move strongly ahead to broaden our sales abilities and take advantage of opportunities in deploying Nucleus at our customers." Mr. Ritchie went on to say that "the company expects to sustain losses over the next several quarters as it continues to ramp up its sales and support organization to gain a strong foothold in the marketplace."

Mr. Ritchie emphasized that "Sand has noticed a marked increase in the acceptance of its Nucleus products in the market place and a much enhanced receptiveness to its marketing strategies."

SAND TECHNOLOGY INC. provides high performance, scalable software solutions for data mining, data marts, data warehouses and on-line analytical processing
(OLAP). Sand's product suite, the Nucleus Series, brings patented technology to the business user allowing for more timely and accurate decision processing within the disconnected client, desktop, workgroup, departmental and enterprise computing environments. More information on Nucleus is provided at the Sand website at http:/www.sandtechnology.com.

-------------------------------------------------------------------------------
   4141 Sherbrooke St. West - Suite 410 - Westmount - Quebec - H3Z 1B8
Tel (514) 939-3477 - Fax (514) 939-2042 - Email info@sandtechnology.com - Web www.sandtechnology.com
----------------------

Nucleus, Nucleus Server, N: VECTOR and MPSO are registered trademarks of Sand Technology Inc. and Nucleus Exploration Mart, Nucleus Exploration Warehouse, Nucleus Virtual Database (VDB), NUCLEUS POWERED! and Nucleus E! are trademarks of Sand Technology Inc. Other trademarks are the property of their respective owners.

The earnings projections contained in this release are forward looking statements based on reasonable assumptions. However, some assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from those forecasted. Competitive pressures, availability and cost competitiveness of supplies or competing products, timing of significant orders, market acceptance of the Sand Nucleus series of products and other risks and uncertainties described in Sand's reports to Securities and Exchange Commission are important factors which could cause actual results to differ materially from those projected.



                              SAND TECHNOLOGY INC.
                      Consolidated Statement of Operations
                                   (Unaudited)

IN CANADIAN DOLLARS


                                   3 MTHS ENDED       9 MTHS ENDED     3 MTHS ENDED      9 MTHS ENDED
                                  APRIL 30, 2000     APRIL 30, 2000   APRIL 30, 1999    APRIL 30, 1999
                                  --------------    --------------    --------------    --------------

Net Sales                         $    2,042,918    $    3,833,311    $      868,855    $    1,924,711

(Loss) Earnings from operations   $   (1,712,502)   $   (6,772,108)   $     (172,941)   $   (3,817,031)

(Loss) Earning from Affiliate     $           --    $      283,510    $      341,758    $      929,878

(Loss) Net Earnings               $   (1,841,867)   $   (2,594,033)   $       55,380    $   (3,049,097)

(Loss) Earnings per Share         $        (0.21)   $        (0.29)   $         0.01    $        (0.36)

Weighted average number of        $    8,754,404    $    8,813,737    $    8,528,206    $    8,528,206
shares outstanding

                              SAND TECHNOLOGY INC.

                  (Incorporated under the Canada Business Act)

PART 1.           FINANCIAL INFORMATION

                 CONSOLIDATED BALANCE SHEET AS AT APRIL 30, 2000
                  with Comparative Figures as at July 31, 1999
             ------------------------------------------------------
                          (Stated in Canadian Dollars)

                                                         April 30        July 31
                                                             2000           1999
                     ASSETS                             UNAUDITED        AUDITED
CURRENT
       Cash                                           $   240,051    $   124,078
       Short term investments (NOTE 4)                  1,193,037        885,440
       Accounts receivable
              Trade                                     2,375,646        820,232
       Loan bearing interest                              100,000        100,000
       Inventory                                           42,918         47,142
         Prepaid expenses and other                       217,405         12,147
         TOTAL CURRENT ASSETS                           4,169,057      1,989,039

LONG TERM ASSETS
         Prepaid Royalties                              1,735,643      2,413,117
         Investment in Affiliates                              --      3,219,670
         Fixed assets and improvements                    156,625        181,456
         Other assets                                     361,522        469,978
         TOTAL LONG TERM ASSETS                         2,253,790      6,284,221

TOTAL ASSETS                                          $ 6,422,847    $ 8,273,260
                                                      ===========    ===========

                          LIABILITIES
CURRENT
       Accounts payable & accrued liabilities         $   993,861    $   262,080
       Current portion of balance of purchase price            --        300,000
       TOTAL CURRENT LIABILITIES                          993,861        562,080

LONG TERM LIABILITIES
       Balance of purchase price                        1,970,860      1,970,000
       TOTAL LONG TERM LIABILITIES                      1,970,860      1,970,000
                                                      -----------    -----------
SHAREHOLDER'S EQUITY
       Common stock - Authorized                        9,092,314      8,781,335
       Retained earnings at end of period              (5,634,188)    (3,040,155)
                                                      -----------    -----------

       TOTAL SHAREHOLDER'S EQUITY                       3,458,126      5,741,180
                                                      -----------    -----------
TOTAL LIABILITY & SHAREHOLDERS EQUITY                 $ 6,422,847    $ 8,273,260
                                                      ===========    ===========

Exchange Rate as at Balance Sheet Date                $      0.67    $      0.66


See Accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                      FOR THE PERIODS ENDED APRIL 30, 2000
                               AND APRIL 30, 1999
            ---------------------------------------------------------
                          (Stated in Canadian Dollars)


                                             3 mths ended     9 mths ended     3 mths ended      9 mths ended
                                            Apr. 30, 2000    Apr. 30, 2000    Apr. 30, 1999     Apr. 30, 1999
                                                UNAUDITED        UNAUDITED        UNAUDITED         UNAUDITED

Net Sales                                  $    2,042,918    $   3,833,311      $    868,855    $    1,924,711
Research & development
       costs                                     (415,085)      (3,284,772)         (517,957)       (2,785,031)
Selling general &
       admin. expenses                         (1,836,893)      (5,238,219)         (557,424)       (2,870,426)
Cost of sales                                  (1,501,488)      (2,080,318)          (31,719)         (321,904)
Net Interest/Investment expense                    (1,954)          (2,110)           65,304           235,619
                                           --------------    -------------      ------------    --------------
       Income from operations                  (1,712,502)      (6,772,108)         (172,941)       (3,817,031)
                                           --------------    -------------      ------------    --------------
Foreign exchange (loss) Earnings                 (129,365)         102,269          (113,437)         (161,944)
Profits on sale of affiliated
       company                                         --        3,792,296                --                --
Equity earnings of affiliated company                  --          283,510           341,758           929,878
Net income before
       income taxes                            (1,841,867)      (2,594,033)          55,380        (3,049,097)


Income taxes  (Note 3)                                 --               --               --                --

Net Earnings                                   (1,841,867)      (2,594,033)          55,380        (3,049,097)

Retained earnings
(Deficit) at
beginning of period                            (3,792,321)      (3,040,155)      (1,183,668)        1,920,809
                                           --------------    -------------      ------------    --------------
Retained earnings
 (Deficit) at end of
period                                         (5,634,188)      (5,634,188)      (1,128,288)       (1,128,288)
                                           ==============    =============      ===========     =============
Loss per Share                                $    ( 0.21)     $     (0.29)     $      0.01       $    ( 0.36)
                                           ==============    =============      ===========     =============
Weighted average no.
       of shares outstanding                    8,754,404        8,813,737        8,528,206         8,528,206
                                           ==============    =============      ===========     =============

              ($1 = US $0.68 - average for the 3 months ended April
               30, 2000) ($1 = US $0.67 - average for the 3 months
                              ended April 30, 1999)


           See accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED APRIL 30, 2000
                    AND THE NINE MONTHS ENDED APRIL 30, 2000
           -----------------------------------------------------------
                          (Stated in Canadian Dollars)


                                                         3 mths ended        9 mths ended
                                                        Apr. 30, 2000       Apr. 30, 2000
                                                            UNAUDITED           UNAUDITED
Cash provided from (used for):

Operating activities
         Net income for the period                   $     (1,841,867)   $     (2,594,033)
         Non-cash items
              Decrease in pre-paid Royalties                  299,141             677,474
              Depreciation  of equipment                       20,514              63,356
              Depreciation of other assets                     36,152             108,456
              Equity earnings in affiliate company                 --            (283,510)
              Profit on sale of affiliate company                              (3,792,296)
         Net change in non cash
         Working capital balances                            (500,154)         (1,024,667)
                                                     ----------------    ----------------
                                                           (1,986,214)         (6,845,220)
Financing activities
         Issue of common shares                               151,281             310,979
         Repayment of balance of purchase price                    --            (299,140)
                                                     ----------------    ----------------
                                                              151,281              11,839
Investing activities
         Proceeds on sale of affiliated company                    --           7,295,476
         Purchase of equipment & improvements                 (26,656)            (38,525)
                                                     ----------------    ----------------
                                                              (26,656)          7,256,951


NET CASH INFLOW (OUTFLOW)                                  (1,861,589)            423,570
Cash & cash equivalent
       beginning of Period                                  3,294,677           1,009,518
                                                     ----------------    ----------------
Cash & cash equivalent
       end of Period                                        1,433,088           1,433,088
                                                     ================    ================

        ($1 = US $0.68 - average for the 3 months ended April 30, 2000) ($1 = US $0.68 - average for the 9 months ended April 30, 2000)

           See accompanying Notes to Consolidated Financial Statements

                              SAND TECHNOLOGY INC.


                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)
                    FOR THE THREE MONTHS ENDED APRIL 30, 2000
                    AND THE NINE MONTHS ENDED APRIL 30, 2000

           -----------------------------------------------------------
                          (Stated in Canadian Dollars)


                                                         3 mths ended        9 mths ended
                                                        Apr. 30, 2000       Apr. 30, 2000
                                                            UNAUDITED           UNAUDITED
NET CHANGE IN NON-CASH WORKING CAPITAL ITEMS

       Decrease (Increase) in current assets
       Accounts Receivable                                   (332,372)         (1,555,414)
       Inventories                                                709               4,224
       Prepaid expenses                                        14,916            (205,258)
Increase (Decrease) in current liabilities
       Accounts payable & accrued liabilities                (183,407)            731,781
                                                     ----------------    ----------------
Net change in non-cash working
       Capital items                                         (500,154)         (1,024,667)
                                                     ----------------    ----------------

                              SAND TECHNOLOGY INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                            APRIL 30, 2000 UNAUDITED

($1 = US $0.68 - average for the 3 months ended April 30, 2000)
($1 = US $0.67 - average for the 3 months ended April 30, 1999)

The following notes should be read in conjunction with the notes accompanying the audited financial statements for the year ended July 31, 1999.


NOTE 1

         Management is of the opinion that all necessary adjustments have been made in order to present fairly the results for the three month and nine month periods ended April 30, 2000 and the three month and nine month periods ended April 30, 1999.


NOTE 2

         Results of operations for the three month period ended April 30, 2000 may not be indicative of results for the year ending July 31, 2000.


NOTE 3

         The provision for income tax has been offset by the benefit of prior years' tax losses.


NOTE 4

         Short term investments are valued at the lower of cost or current fair market value (if the difference is significant).


NOTE 5            CLASS A COMMON STOCK

Authorized
         An unlimited number of Class A
         Common shares without par value

Issued and outstanding:

         At July 31, 1999          8,528,206        $8,781,335
         At April 30, 2000         9,024,206        $9,092,314

                              SAND TECHNOLOGY INC.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       SAND TECHNOLOGY INC.



                                       /s/ SUSAN WAXMAN
                                       ----------------------------
June 6,  2000                          Susan Waxman
                                       Vice President, Finance and
                                       Administration